UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2018

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation		Identification No.)
or organization)

350 Park Avenue, 20th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment No. 1 to Employment Agreement between MFA Financial, Inc. and Craig L. Knutson

On March 28, 2018, MFA Financial, Inc. (“MFA” or the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Employment Agreement, dated as of November 4, 2016 (the “Knutson Employment Agreement”), between the Company and Craig L. Knutson.

As previously reported, on July 28, 2017, Mr. Knutson was appointed Co-Chief Executive Officer of the Company, and on August 16, 2017, Mr. Knutson was appointed sole Chief Executive Officer (CEO) of the Company following the death of the Company’s former CEO, William S. Gorin.  Prior thereto, Mr. Knutson had been employed as the Company’s President and Chief Operating Officer, and in connection therewith, Mr. Knutson and the Company entered into the Knutson Employment Agreement, which employed him in such capacities.  (A summary of the principal terms of the Knutson Employment Agreement may be found in the Company’s Current Report Form 8-K filed with the Securities and Exchange Commission on November 4, 2016, and a copy of the Knutson Employment Agreement may be found as Exhibit 10.2 thereto, which is incorporated by reference into this Item 5.02.)

Among other things, the Amendment increases the “target” annual performance bonus for Mr. Knutson and the size of the annual grants of time-base restricted stock units (“TRSUs”) and performance-based restricted stock units (“PRSUs”) made to him to reflect Mr. Knutson’s appointment as CEO.  The increases bring Mr. Knutson’s target annual bonus and TRSU and PRSU award levels to the same levels as had been in place for Mr. Gorin under the terms of the employment agreement that was in place between him and the Company at the time of his passing.

More particularly, pursuant to the terms of the Amendment, Mr. Knutson’s “target” annual bonus (the “Overall Target Bonus”) for the 2018 and 2019 performance periods has been increased from $1,575,000 to $2,000,000.  Based on his Overall Target Bonus, (i) the “target” amount of the portion of Mr. Knutson’s annual bonus that is tied to the level of the Company’s adjusted return on average equity (“ROAE”) during each 12-month performance period (such portion of the annual bonus hereinafter referred to as the “ROAE Bonus”) has been increased from $1,181,250 to $1,500,000 (the “Target ROAE Bonus”) and (ii) the “target” amount of the portion of Mr. Knutson’s annual bonus that is tied to his individual performance and the Company’s performance and risk management (such portion of the annual bonus hereinafter referred to as the “IRM Bonus”) has been increased from $393,750 to $500,000 (the “Target IRM Bonus”).  Pursuant to the terms of the Knutson Employment Agreement, Mr. Knutson will continue to be eligible to receive from zero to 200% of each of the Target ROAE Bonus (i.e., up to $3,000,000) and Target IRM Bonus (i.e., up to $1,000,000).

The Amendment also modifies the form of the payment of Mr. Knutson’s annual bonus for the 2018 and 2019 performance periods.  Consistent with the 2017 performance period, Mr. Knutson’s annual bonus will be made in cash up to an amount equal to his then-current base salary.  For 2018 and 2019, however, to the extent that the amount of Mr. Knutson’s annual bonus is greater than his base salary (currently, $700,000 per annum), then 50% (rather than 67%) of such excess amount will be paid in cash and 50% (rather than 33%) of such excess amount will be paid in the form of fully-vested shares of the Company’s common stock that will be generally restricted from sale or transfer for the three-year period following its grant.  To the extent Mr. Knutson’s bonus for the 2018 and 2019 performance periods exceeds his base salary, this modification will result in a greater proportion of Mr. Knutson’s annual bonus for such periods being paid in the form of common stock, as compared to the proportion of his bonus paid in the form of common stock for 2017.

Other than the increase to Mr. Knutson’s Overall Target Bonus (and the resultant increases to the Target ROAE Bonus and Target IRM Bonus) and the modification to the form of payment, the structure and design of Mr. Knutson’s annual bonus remain unchanged.

In addition to the modifications to Mr. Knutson’s annual bonus, pursuant to the terms of the Amendment, (i) Mr. Knutson’s annual grant of TRSUs has been increased from 70,000 TRSUs to 82,500 TRSUs and (ii) his annual grant of PRSUs has been increased from an aggregate “target” amount of 105,000 PRSUs to an aggregate target amount of 122,500 PRSUs.

A copy of the Amendment is attached hereto as Exhibit 10.1. The above description of the principal terms of the Amendment is a summary only and is qualified in its entirety by reference to Exhibit 10.1 hereto, which is incorporated by reference into this Item 5.02.  Except as provided in the Amendment, all other terms and provisions of the Knutson Employment Agreement remain unchanged.

Employment Agreements of Gudmundur Kristjansson and Bryan Wulfsohn

Also on March 28, 2018, the Company entered into new employment agreements (each, a “New Employment Agreement”) with each of Gudmundur Kristjansson and Bryan Wulfsohn, each a Senior Vice President of MFA.  (Mr. Kristjansson and Mr. Wulfsohn are sometimes hereinafter referred to as the “Executive” or together, the “Executives.”)  The New Employment Agreements are retroactive to January 1, 2018, and in the case of Mr. Kristjansson, his New Employment Agreement supersedes and replaces his prior employment agreement with the Company.  Set forth below is a summary of the material terms and conditions of the New Employment Agreements.

Term

Each of the New Employment Agreements has a fixed term running through December 31, 2019.

Base Salary

The New Employment Agreements provide for a base salary of $350,000 per annum for each of the Executives.

Annual Performance-Based Bonus

The New Employment Agreements provide that each Executive is eligible to receive an annual performance-based bonus based on the Company’s and each Executive’s individual performance during each of the 12-month periods beginning on December 1, 2017 and 2018 and ending on November 30 of the next succeeding year.  Pursuant to the terms of the New

Employment Agreements, each Executive’s Overall Target Bonus during each 12-month performance period is $800,000.

The New Employment Agreements provide that each Executive’s annual bonus is comprised of an ROAE Bonus and an IRM Bonus, the structure and design of which are identical to the structure and design of the ROAE Bonus and IRM Bonus for Mr. Knutson under the Knutson Employment Agreement.

ROAE Bonus.  With respect to the ROAE Bonus, for each 12-month performance period the Target ROAE Bonus for each Executive will be equal to 75% of such Executive’s Overall Target Bonus.  Based on their Overall Target Bonus, the Executives’ Target ROAE Bonus will be $600,000.  The New Employment Agreements provide that each Executive will be eligible to receive from zero to 200% of his respective Target ROAE Bonus (i.e., up to $1,200,000).

For purposes of determining the ROAE Bonus, adjusted ROAE will be calculated by dividing (i) MFA’s net income as determined in accordance with GAAP (but excluding non-cash, non-operating expense items such as depreciation and amortization expense and, in certain circumstances, any gains or losses from hedging instruments) by (ii) MFA’s average stockholders’ equity (based on stockholders’ equity as of the last day of each month during the performance period)  as determined in accordance with GAAP (but excluding accumulated other comprehensive income or loss, stockholders equity attributable to preferred stock and such other items as may be determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”)).

The actual amount of ROAE Bonus to be paid to the Executive will be based on the Company’s adjusted ROAE for the applicable performance period relative to a target (the “ROAE Target”) that is the greater of (A) the sum of (i) the average weekly interest rate (the “2- Year Treasury Rate”) on the 2-year U.S. Treasury note and (ii) 400 basis points or (B) 8%; provided that the ROAE Target shall not exceed 10%.

To the extent that MFA’s adjusted ROAE for a performance period is (x) less than the ROAE Target for such performance period and (y) less than or equal to the 2-Year Treasury Rate during such performance period, then no ROAE Bonus will be paid to the Executive (the “Zero Bonus Factor”).  To the extent that MFA’s adjusted ROAE for a performance period is 16% or greater, then the Executive will be paid two (2) times his Target ROAE Bonus.  To the extent that MFA’s adjusted ROAE for a performance period is greater than the Zero Bonus Factor but less than 16%, then the Executive will, based on a formula more particularly described in each of the New Employment Agreements, be paid a multiple of between zero and two (2) times his Target ROAE Bonus, with the Executive being paid the Target ROAE Bonus to the extent that MFA’s ROAE for a performance period equals the ROAE Target for such performance period.

IRM Bonus.  With respect to the IRM Bonus, for each performance period the Target IRM Bonus for each Executive will be equal to 25% of such Executive’s Overall Target Bonus.  Based on his Overall Target Bonus, each Executive’s Target IRM Bonus will be $200,000.  The New Employment Agreements provide that each Executive will be eligible to receive from zero to 200% of his Target IRM Bonus (i.e., up to $400,000).

The actual amount of the IRM Bonus to be paid to the Executive will be determined by the Compensation Committee in its discretion based upon any factors it deems relevant and appropriate, including, without limitation, MFA’s leverage strategy relative to other similarly situated companies as well as relative to its own business plan, MFA’s total stockholder return (both on an absolute basis, as well as relative to relevant indices and other similarly situated companies) and the Executive’s individual performance.

*****

Under the terms of each of the New Employment Agreements payment of the Executive’s annual bonus will be made in cash up to an amount equal to his then-current base salary.  To the extent that the amount of the Executive’s annual bonus is greater than his then-current annual base salary, 50% of such excess amount will be paid in cash and 50% of such excess amount will be paid in the form of fully-vested shares of MFA common stock that will be restricted from sale or transfer for the three-year period following its grant, or, if earlier, until the Executive’s death or disability or a change in control of MFA (as such term is defined in each New Employment Agreement).

Equity Awards

Under the terms of the New Employment Agreements, each Executive will receive, in each of 2018 and 2019, a grant of restricted stock units consisting of 30,000 TRSUs and an aggregate “target” amount of 45,000 PRSUs.   The structure and design of the TRSUs and PRSUs granted or to be granted to each of the Executives are identical to the structure and design of the TRSUs and PRSUs granted to Mr. Knutson under the Knutson Employment Agreement.

TRSUs.  Subject to exceptions in certain circumstances described below in “Payments and Other Benefits upon Termination of Employment,” each grant of TRSUs to be granted to each Executive will vest on the third December 31st to occur following the date of grant, subject to the Executive’s continued employment with the Company.  In addition, subject to exceptions in certain circumstances described below, unvested TRSUs will be forfeited as of the date of the Executive’s termination of employment with the Company.  Upon vesting, each Executive will receive one share of MFA common stock for each TRSU that vests.  To the extent that dividends are paid on MFA common stock during the period in which the TRSUs are outstanding, each Executive will receive a cash payment equal to the amount of dividends that he would have received had he owned a number of shares of MFA common stock equal to the number of outstanding TRSUs as of the date on which the dividend is declared (such payment(s) hereinafter referred to as a “dividend equivalent”).

PRSUs.  Of the target amount of PRSUs to be granted annually to each Executive under his respective New Employment Agreement, one-half of such target amount will vest based on the Company’s level of absolute total stockholder return (“TSR”) during the applicable three (3)-year performance period and one-half of such target amount will vest based on the Company’s level of TSR during the applicable three (3)-year performance period relative to the TSR during such period of a peer group of companies designated by the Compensation Committee at the time of each grant.  (The PRSUs that vest based on the Company’s level of absolute TSR are hereinafter referred to as the “Absolute TSR PRSUs,” and the PRSUs that vest based on the Company’s level of relative TSR are hereinafter referred to as the “Relative TSR PRSUs.”)  Subject to exceptions in certain circumstances described below in “Payments and Other Benefits upon Termination of Employment,” each grant of PRSUs to be granted to the Executives will vest on the last day of the applicable performance period, subject to the level of performance achieved and the Executive’s continued employment with the Company.

With respect to the Absolute TSR PRSUs, the actual number of Absolute TSR PRSUs that will vest will be based on the level of the Company’s cumulative total stockholder return (i.e., share price appreciation or depreciation, as the case may be, plus dividends divided by initial share price) relative to an 8% per annum simple TSR for the three-year performance period beginning on January 1 of the year of grant (e.g., the performance period for the PRSUs granted in 2018 will be January 1, 2018 through December 31, 2020).  To determine the actual number of Absolute TSR PRSUs that will vest, the target amount of each grant of Absolute TSR PRSUs will be adjusted up or down at the end of the applicable three-year performance period based on the Company’s cumulative TSR relative to an 8% per annum simple TSR objective from 0% of the target amount (reflecting 0% per annum TSR during the performance period) to 200% of the target amount (reflecting 16% per annum (or higher) TSR during the performance period), with 100% of the target amount vesting if TSR of 8% per annum is achieved during the performance period.

With respect to the Relative TSR PRSUs, the actual number of Relative TSR PRSUs that will vest will be based on the Company’s cumulative TSR during the applicable three-year performance period (beginning on January 1 of the year of grant) as compared to the cumulative TSR of designated peer group companies for such performance period.  To the extent that the Company’s TSR rank is less than or equal to the 25th percentile when compared to the TSR of the members of the peer group, the Executive will vest in 0% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period.  To the extent that the Company’s TSR rank is in the 50th percentile, the Executive will vest in 100% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period.  To the extent that the Company’s TSR rank is greater than or equal to the 80th percentile, the Executive will vest in 200% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period.  (To the extent that the Company’s TSR ranking falls in between the percentiles identified in the preceding sentences, the number of Relative TSR PRSUs that vest will be interpolated.)

Absolute TSR PRSUs and Relative TSR PRSUs that do not vest at the end of the three-year performance period will be forfeited.  Upon vesting, the Executive will receive one share of the Company’s common stock for each Absolute TSR PRSU and Relative TSR PRSU that vests.

Dividend equivalents will not be paid in respect of the PRSUs during the three-year performance period.  Rather, dividend equivalents will accrue with respect to the PRSUs during the performance period, and to the extent that the underlying PRSUs vest, an amount equal to the accrued dividend equivalents related to the vested PRSUs will be paid to the Executive in the form of additional shares of MFA common stock based on the closing price of MFA common stock on the vesting date.

Payments and Other Benefits upon Termination of Employment

The New Employment Agreements contain provisions regarding the payment of severance and other benefits to each Executive under various circumstances in which his employment with MFA is terminated.

Death or Disability.  In circumstances where termination of the Executive’s employment is due to his death or disability (as such term is defined in each New Employment Agreement), the Executive or his legal representative or estate, as the case may be, will be entitled to the following:

(i) aggregate cash (payable in lump sum in the case of death and installments in the case of disability) equal to the sum of (A) his annual base salary and (B) the average of the annual bonuses received by such Executive over the three (3) preceding years (the “Three Year Average Bonus”);

(ii) any unpaid annual bonus for the performance period that ended immediately preceding the Executive’s termination;

(iii) in the case of disability only, reimbursement of health insurance premiums for the Executive and his eligible dependents for a period of 18 months following such termination; and

(iv) immediate vesting of all outstanding unvested equity-based awards; provided, however, that performance-based equity awards will continue to vest in accordance with their respective terms and conditions determined as though the Executive remained actively employed through the end of the applicable performance period.

Termination without Cause or Resignation for Good Reason.  In circumstances where termination of the Executive’s employment is without cause (as such term is defined in the New Employment Agreement) or he resigns for good reason (as such term is defined in the New Employment Agreement), except as described below with respect to a change in control, the Executive will be entitled to the following:

(i) aggregate cash equal to the sum of (A) his annual base salary and (B) the Three Year Average Bonus, which will be payable over the one (1) year period following termination;

(ii)  any unpaid annual bonus for the performance period that ended immediately preceding the Executive’s termination; and

(iii) immediate vesting of all outstanding unvested equity-based awards that would otherwise vest within the 12 months following such termination; provided, however, that performance-based equity awards will continue to vest in accordance with their respective terms and conditions, and the Executive will be entitled to receive a pro rata share of the amount, if any, ultimately payable in respect of such award based on the Executive’s length of service during the applicable performance period through the next anniversary of the grant date of such award relative to the length of the applicable performance period.

Termination Related to Change in Control.  Each New Employment Agreement provides that in the event the Executive’s employment is terminated by the Company (other than for cause) or the Executive resigns for good reason, in either case, during the 12-month period following a change in control of the Company, he will be entitled to the following:  (i) a lump sum payment equal to one and one-half (1.5) times the sum of (A) his annual base salary and

(B) the Three Year Average Bonus; (ii) immediate vesting of all outstanding unvested equity-based awards (which, for performance-based equity awards, will be based on the target number of shares subject to such awards); (iii) reimbursement of health insurance premiums for the Executive and his eligible dependents for a period of 18 months following such termination; and (iv) any unpaid annual bonus for the performance period that ended immediately preceding the Executive’s termination.

Notice of Resignation by Executive/Termination by the Company

Each Executive must provide 90 days’ notice prior to his resignation, and the Company must provide 90 days’ notice prior to its terminating the Executive (which the Company may waive in the event of termination for cause), except, in either case, upon termination in connection with a change in control.  During this 90-day period after any such notice has been given, the Executive will continue to receive base salary and benefits, but will be ineligible to receive an annual bonus for any performance period that was not completed as of the beginning of the 90-day period.

Other Terms and Provisions

In addition, each New Employment Agreement provides that if any payments or benefits provided to the Executive would constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the excise tax imposed under Section 4999 of the Code, the payments or benefits will be reduced by the amount required to avoid the excise tax, if such reduction would give the Executive a better after-tax result than if he received the full payments and benefits and paid the excise tax.

The New Employment Agreements also contain customary confidentiality, non-disparagement, non-solicitation and non-competition covenants, as well as other terms customary for agreements applicable to senior executives.

A copy of each of the New Employment Agreements is attached hereto as Exhibit 10.2 and Exhibit 10.3.  The above descriptions of the principal terms of the New Employment Agreements are summaries only and are qualified in their entirety by reference to the applicable exhibit, each of which is incorporated by reference into this Item 5.02.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1, dated March 28, 2018, to the Employment Agreement, dated as of November 4, 2016, between MFA Financial, Inc. and Craig L. Knutson.

10.2	Employment Agreement, entered into as of March 28, 2018, by and between the Company and Gudmundur Kristjansson.

10.3	Employment Agreement, entered into as of March 28, 2018, by and between the Company and Bryan Wulfsohn.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated March 28, 2018, to the Employment Agreement, dated as of November 4, 2016, between MFA Financial, Inc. and Craig L. Knutson

10.2	Employment Agreement, dated as of March 28, 2018, between MFA Financial, Inc. and Gudmundur Kristjansson

10.3	Employment Agreement, dated as of March 28, 2018, between MFA Financial, Inc. and Bryan Wulfsohn

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.
(REGISTRANT)

	By:	/s/ Harold E. Schwartz
		Name:	Harold E. Schwartz
		Title:	Senior Vice President and General Counsel

Date: April 2, 2018